Exhibit 99.1

DTS REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

Announces Intent to Separate Consumer and Cinema-Focused Businesses;
Hires Financial Advisors

Agoura Hills, Calif. – November 7, 2006 – DTS, Inc. (Nasdaq: DTSI) today reported results for the third quarter and nine months ended September 30, 2006.

For the third quarter of 2006, DTS reported revenue of $15.3 million and a net loss of $898,000, or $0.05 per share.  This compares to revenue of $17.6 million and net income of $1.2 million, or $0.07 per share, reported in the third quarter of 2005.  Included in third quarter 2006 results were $847,000, or $0.02 per share net of tax, in stock-based compensation expenses and $396,000, or $0.02 per share net of tax, in costs related to the separation of its business.

Excluding stock-based compensation and separation costs, non-GAAP net loss for the third quarter of 2006 would have been $108,000, or $0.01 per share.

For the nine months ended September 30, 2006, DTS reported revenue of $60.9 million and net income of $8.0 million, or $0.44 per diluted share.  This compares to revenue of $57.3 million and net income of $6.6 million, or $0.36 per diluted share reported in the same period of 2005.  Included in 2006 results were $2.5 million, or $0.08 per diluted share net of tax, in stock-based compensation expenses and $396,000, or $0.02 per diluted share net of tax, in costs related to the separation of its business.

Excluding stock-based compensation and separation costs, non-GAAP net income for the nine months of 2006 would have been $9.9 million, or $0.54 per diluted share.

“Our results were consistent with the outlook we provided last quarter,” commented Jon Kirchner, President and CEO of DTS.  “In the third quarter, we experienced strong growth in the car market, and continued to actively build relationships with PC OEMs.  While the consumer electronics industry remains in the midst of a major transition to next generation formats, we are optimistic about the future market potential for high definition playback devices.  In particular, we are encouraged by the upcoming launches of new HD-capable game console platforms and PCs, which are expected to drive growth in revenue in 2007 and beyond.

“In our cinema business, we are encouraged by the initial interest in our Digital Booking Systems technology from international customers.  We are making important progress in developing a compelling suite of products, technologies and services to position our business for entry into large and growing global markets for digital content distribution. In our digital images business, the third quarter was soft as expected, but we are opening doors to new market opportunities as the result of major cost efficiencies gained through our process improvement programs. We expect to see improvements in revenue and margins in this business in the fourth quarter.

“We have decided to proceed with the separation of our business and have hired financial advisors to assist us with the process. We expect that the separation will result in a standalone consumer licensing business and a cinema related business comprised of our cinema and digital images businesses.  We believe this separation will enhance stockholder value and better position each business to serve its customer base, go-to-market more rapidly, and be more flexible in this dynamic environment.  We are working with our financial advisors to effect the separation and finalize financial and business plans, and expect to report progress to you in the coming months.

“In summary, we made important progress in the third quarter in positioning our business for the accelerating transition to high definition entertainment in the home and in cinemas. We continue to be highly optimistic about our future growth prospects, and we believe we are taking significant steps to enhance stockholder returns,” concluded Jon Kirchner.

Conference Call Information

The Company will host a conference call and webcast discussing these financial results for the third quarter ended September 30, 2006 immediately following the close of the market today, Tuesday, November 7, 2006.  The company will also host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time (ET). A live webcast of the call will be available from the Investor Relations section of the corporate website at www.dts.com and via replay beginning two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on November 7, 2006 through November 11, 2006, by dialing 800-405-2236 and entering the passcode 11072883.  Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11072883.

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call and webcast as described above, we use or plan to discuss certain Non-GAAP financial measures.  Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP.  A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables.  We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for comparing the Company’s results of operations in 2006 with those reported historically.  These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income for stock-based compensation charges related to the adoption of FAS 123(R) in January 2006 and for costs related to the separation of our business.

About DTS
DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software.  DTS audio products are featured on more than 27,000 motion picture screens worldwide.  Additionally, DTS provides imaging technology and services for the motion picture industry; DTS Digital Images, formerly Lowry Digital Images, is a wholly-owned subsidiary of DTS and an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, France, Italy, Canada, Hong Kong, Japan and China.  For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-5864	DTS
erica@blueshirtgroup.com	818-706-3525
kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

###

(TABLES TO FOLLOW)

DTS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	September 30,
	2005	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,254	$43,328
Short-term investments	78,163	75,610
Accounts receivable, net of allowance for doubtful accounts of $370 and $295 at December 31, 2005 and September 30, 2006, respectively	7,311	6,734
Inventories	3,261	3,587
Deferred income taxes	7,255	7,687
Prepaid expenses and other current assets	3,112	2,307
Income taxes receivable, net	2,654	3,012
Total current assets	135,010	142,265
Property and equipment, net	7,375	9,929
Goodwill	3,585	3,585
Intangible assets, net	11,612	11,766
Deferred income taxes	303	16
Other assets	369	580
Total assets	$158,254	$168,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,634	$3,104
Accrued expenses	6,983	6,800
Deferred revenue	2,630	126
Total current liabilities	12,247	10,030
Deferred income taxes	1,917	1,218
Other liabilities	—	211

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2005 and September 30, 2006; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2005 and September 30, 2006; 17,472,543 and 17,812,733 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	2	2
Additional paid-in capital	122,847	127,447
Retained earnings	21,241	29,233
Total stockholders’ equity	144,090	156,682

Total liabilities and stockholders’ equity	$158,254	$168,141

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
	(Unaudited)

Revenues:
Technology and film licensing	$12,611	$11,727	$43,910	$46,314
Product sales and other revenues	4,942	3,526	13,428	14,537
Total revenues	17,553	15,253	57,338	60,851
Cost of goods sold:
Technology and film licensing	1,194	1,050	3,511	3,528
Product sales and other revenues	3,450	3,272	10,626	11,970
Total cost of goods sold	4,644	4,322	14,137	15,498
Gross profit	12,909	10,931	43,201	45,353
Operating expenses:
Selling, general and administrative	8,971	10,374	25,095	30,279
Research and development	2,612	3,300	7,238	9,001
In-process research and development	—	—	2,300	—
Separation costs	—	396	—	396
Total operating expenses	11,583	14,070	34,633	39,676
Income (loss) from operations	1,326	(3,139)	8,568	5,677
Interest income, net	635	1,376	1,824	3,638
Other income, net	123	14	100	64
Income (loss) before income taxes	2,084	(1,749)	10,492	9,379
Provision (benefit) for income taxes	890	(851)	3,926	1,387
Net income (loss)	$1,194	$(898)	$6,566	$7,992

Net income (loss) per common share:
Basic	$0.07	$(0.05)	$0.38	$0.45
Diluted	$0.07	$(0.05)	$0.36	$0.44
Weighted average shares used to compute net income (loss) per common share:
Basic	17,411,461	17,653,865	17,275,515	17,565,963
Diluted	18,342,186	17,653,865	18,194,333	18,342,678

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
			Separation				Separation
	As Reported	FAS 123(R)	Costs	Non-GAAP	As Reported	FAS 123(R)	Costs	Non-GAAP
	2006	Adjustments	Adjustment	2006	2006	Adjustments	Adjustment	2006
	(Unaudited)				(Unaudited)

Revenues:
Technology and film licensing	$11,727	$—	$—	$11,727	$46,314	$—	$—	$46,314
Product sales and other revenues	3,526	—	—	3,526	14,537	—	—	14,537
Total revenues	15,253	—	—	15,253	60,851	—	—	60,851
Cost of goods sold:
Technology and film licensing	1,050	4	—	1,046	3,528	26	—	3,502
Product sales and other revenues	3,272	13	—	3,259	11,970	83	—	11,887
Total cost of goods sold	4,322	17	—	4,305	15,498	109	—	15,389
Gross profit	10,931	(17)	—	10,948	45,353	(109)	—	45,462
Operating expenses:
Selling, general and administrative	10,374	710	—	9,664	30,279	2,090	—	28,189
Research and development	3,300	120	—	3,180	9,001	340	—	8,661
Separation costs	396	—	396	—	396	—	396	—
Total operating expenses	14,070	830	396	12,844	39,676	2,430	396	36,850
Income (loss) from operations	(3,139)	(847)	(396)	(1,896)	5,677	(2,539)	(396)	8,612
Interest income, net	1,376	—	—	1,376	3,638	—	—	3,638
Other income, net	14	—	—	14	64	—	—	64
Income (loss) before income taxes	(1,749)	(847)	(396)	(506)	9,379	(2,539)	(396)	12,314
Provision (benefit) for income taxes	(851)	(453)	— *	(398)	1,387	(1,035)	— *	2,422
Net income (loss)	$(898)	$(394)	$(396)	$(108)	$7,992	$(1,504)	$(396)	$9,892

Net income (loss) per common share:
Basic	$(0.05)	$(0.02)	$(0.02)	$(0.01)	$0.45	$(0.09)	$(0.02)	$0.56
Diluted	$(0.05)	$(0.02)	$(0.02)	$(0.01)	$0.44	$(0.08)	$(0.02)	$0.54
Weighted average shares used to compute net income (loss) per common share:
Basic	17,653,865	17,653,865	17,653,865	17,653,865	17,565,963	17,565,963	17,565,963	17,565,963
Diluted	17,653,865	17,653,865	17,653,865	17,653,865	18,342,678	18,342,678	18,342,678	18,342,678

*Note: There is no tax benefit for the separation costs, as these costs are non-deductible under current tax regulations.